POWER  OF ATTORNEY

           KNOW  ALL  MEN  BY  THESE PRESENTS,  that  each  of  CCB
Financial Corporation, and the several undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints Ernest C. Roessler and W. Harold Parker, Jr. or either of them, its and his true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his name and on its or his behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, (a) Registration Statements on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of CCB Financial Corporation, par value $5.00 per share, to be issued pursuant to the Security Capital Bancorp Omnibus Stock Ownership and Long-Term Incentive Plan, the Omni Capital Group, Inc. 1988 Incentive Stock Option Plan and the Omni Capital Group, Inc. 1988 Directors Non-Qualified Stock Option Plan, as amended, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing
(hereinafter  called  the  "Registration  Statements"),  (b)   such
registration  statements,  petitions,  applications,  consents   to
service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements; and each of CCB Financial Corporation and said officers and directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as CCB Financial Corporation might or could do, and in each of said capacity or capacities as aforesaid, and each of CCB Financial Corporation and said officers and directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his signatures as the same may be signed by said attorneys to any or all of the following (and/or any
and  all  amendments and supplements to any or all thereof):   such
Registration Statements filed under the Securities Act of 1933,  as
amended,   and   all   such  registration  statements,   petitions,
applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental
thereto,   filed  under  such  securities  laws,  regulations   and
requirements as may be applicable.
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           IN WITNESS WHEREOF, CCB Financial Corporation has caused
this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his hand on the date indicated below.

                              CCB FINANCIAL CORPORATION
                              (Registrant)


                              By:  /s/Ernest C. Roessler
                                   Ernest C. Roessler

                              Date:  August 10, 1995

           Signature                 Title            Date
                                  Vice Chairman,
                                  President and
/s/Ernest C. Roessler             Director        August 10, 1995
Ernest C. Roessler                (Principal
                                  Executive
                                  Officer)


                                  Senior Vice
                                  President and
                                  Controller
/s/W. Harold Parker, Jr.          (Principal      August 10, 1995
W. Harold Parker, Jr.             Financial and
                                  Accounting
                                  Officer)



/s/W. L. Burns, Jr.               Chairman of the August 9, 1995
W. L. Burns, Jr.                  Board of
                                  Directors


                                  Vice Chairman
/s/David B. Jordan                and             August 9, 1995
David B. Jordan                   Director



/s/John M. Barnhardt              Director        August 9, 1995
John M. Barnhardt



/s/J. Harper Beall, III           Director        August 8, 1995
J. Harper Beall, III



/s/James B. Brame, Jr.            Director        August 9, 1995
James B. Brame, Jr.



__________________                Director        August __, 1995
Timothy B. Burnett

/s/Edward S. Holmes               Director        August 9, 1995
Edward S. Holmes



__________________                Director        August __, 1995
Owen G. Kenan



/s/Eugene J. McDonald             Director        August 9, 1995
Eugene J. McDonald



/s/Hamilton W. McKay, Jr., M.D.   Director        August 9, 1995
Hamilton W. McKay, Jr., M.D.



/s/Eric B. Munson                 Director        August 9, 1995
Eric B. Munson



_____________________             Director        August __, 1995
J. G. Rutledge, III



/s/Miles J. Smith, Jr.            Director        August 9, 1995
Miles J. Smith, Jr.



/s/Jimmy K. Stegall               Director        August 9, 1995
Jimmy K. Stegall



/s/H. Allen Tate, Jr.             Director        August 10, 1995
H. Allen Tate, Jr.



_________________                 Director        August __, 1995
James L. Williamson



_____________________             Director        August __, 1995
Dr. Phail Wynn, Jr.



RLMAIN/7249.
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